EXHIBIT 5

                              MARC A. PALAZZO, ESQ.
                                 1617 JFK BLVD.
                           PHILADELPHIA, PENNSYLVANIA
                                 (215) 988-0080

                                 March 13, 2000

E*TwoMedia.com
505 Park Avenue

New York, New York    10022

Gentlemen:

You have requested my opinion with respect to the securities included in the Company's registration statement on Form S-8 (the "Registration Statement"), which will be filed with the Securities and Exchange Commission in March, 2000.

In my role as counsel to the Company, I have examined the original or certified copies of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as I deemed relevant and necessary for the opinion expressed in this letter. In such examination, I have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to me as conformed or photostatic copies. As to various questions of fact material to such opinion, I have relied upon statements or certificates of officials and representatives of the Company and others.

The legal opinion expressed herein relates solely to New York corporate law. Based upon and subject to the foregoing, I am of the opinion that:

When the Registration Statement becomes effective under the Securities Act of 1933, as amended, and the securities are issued and distributed as contemplated in the Registration Statement, the securities will constitute legally issued, paid and non-assessable securities of the Company.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not hereby admit that I am included within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                       Very truly yours,

                                                       /s/ Marc A. Palazzo
                                                       -----------------------
                                                       Marc A. Palazzo, Esq.


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